                                Exhibit 23(h)(4)a
  Amendment dated May 1, 2009 to Participation Agreement with Western Reserve
        Life Assurance Co. of Ohio, dated February 27, 1991, as amended

                               AMENDMENT NO. 33 TO
                             PARTICIPATION AGREEMENT
                                     BETWEEN
                          TRANSAMERICA SERIES TRUST AND
                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

     Amendment No. 33 to the Participation Agreement ("Agreement"), dated February 27, 1991, as amended, between Transamerica Series Trust and Western Reserve Life Assurance Co. of Ohio (the "Parties").

     Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

                               AMENDED SCHEDULE B

                              Effective May 1, 2009

                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

ACCOUNTS:               WRL Series Life Account
                        WRL Series Annuity Account
                        WRL Series Annuity Account B
                        Separate Account VA U
                        Separate Account VA V
                        WRL Series Life Account G
                        Separate Account VA AA

POLICIES:               The Equity Protector
                        Janus Annuity Variable Annuity
                        WRL Freedom Equity Protector
                        WRL Freedom SP Plus
                        WRL Freedom Variable Annuity
                        WRL Freedom Attainer(R)
                        WRL Freedom Bellwether(R)
                        WRL Freedom Conqueror (R)
                        WRL Freedom Wealth Protector
                        WRL Freedom Wealth Creator(R)
                        WRL Financial Freedom Builder
                        WRL Freedom Elite
                        WRL Freedom Premier(R)
                        WRL Freedom Access(R)
                        WRL Freedom Enhancer(R)
                        WRL Freedom SelectSM Variable Annuity
                        WRL Freedom Elite Builder
                        WRL Freedom Elite Advisor
                        WRL Freedom Premier(R) II
                        WRL Freedom Access(R) II
                        WRL Freedom Enhancer(R) II
                        WRL Freedom Premier(R) III Variable Annuity
                        WRL Xcelerator
                        WRL Xcelerator Focus
                        WRL Xcelerator Exec
                        WRL Freedom Elite Builder II
                        WRL Freedom Multiple
                        WRL Freedom Elite Builder III
                        WRL ForLife
                        WRL Benefactor
                        WRL Capital Creator
                        WRL Freedom Advisor
                        WRL Freedom Asset Advisor

POLICIES: (CONTINUED)

                        WRL Evolution
                        WRL Associate Freedom Elite Builder
                        WRL Asset Advisor

PORTFOLIOS:             TRANSAMERICA SERIES TRUST. - EACH PORTFOLIO HAS AN
                        INITIAL CLASS AND A SERVICE CLASS OF SHARES EXCEPT AS
                        NOTED

                        Transamerica American Century Large Company Value VP
                        Transamerica Asset Allocation - Conservative VP
                        Transamerica Asset Allocation - Growth VP
                        Transamerica Asset Allocation - Moderate VP
                        Transamerica Asset Allocation - Moderate Growth VP
                        Transamerica Balanced VP
                        Transamerica BlackRock Large Cap Value VP
                        Transamerica BlackRock Global Alloction VP
                        (Initial Class Shares currently not being offered)
                        Transamerica BlackRock Tactical Allocation VP
                        (Initial Class Shares currently not being offered)
                        Transamerica Capital Guardian Value VP
                        Transamerica Clarion Global Real Estate Securities VP
                        Transamerica Convertible Securities VP
                        Transamerica Efficient Markets VP
                        Transamerica Equity VP
                        Transamerica Equity II VP
                        (Service Class Shares currently not being offered)
                        Transamerica Federated Market Opportunity VP
                        Transamerica Foxhall Emerging Markets/Pacific Rim VP
                        Transamerica Foxhall Global Conservative VP
                        Transamerica Foxhall Global Growth VP
                        Transamerica Foxhall Global Hard Asset VP
                        Transamerica Growth Opportunities VP
                        Transamerica Hanlon Balanced VP
                        Transamerica Hanlon Growth VP
                        Transamerica Hanlon Growth and Income VP
                        Transamerica Hanlon Managed Income VP
                        Transamerica Index 50 VP
                        Transamerica Index 75 VP
                        Transamerica International Moderate Growth VP
                        Transamerica JPMorgan Core Bond VP
                        Transamerica JPMorgan Enhanced Index VP
                        Transamerica JPMorgan Mid Cap Value VP
                        Transamerica Jennison Growth VP
                        Transamerica Legg Mason Partners All Cap VP
                        Transamerica MFS High Yield VP
                        Transamerica MFS International Equity VP
                        Transamerica Marsico Growth VP
                        Transamerica Money Market VP
                        Transamerica Munder Net50 VP
                        Transamerica PIMCO Total Return VP
                        Transamerica Science & Technology VP
                        Transamerica Small/Mid Cap Value VP
                        Transamerica T. Rowe Price Equity Income VP
                        Transamerica T. Rowe Price Growth Stock VP
                        Transamerica T. Rowe Price Small Cap VP
                        Transamerica Templeton Global VP
                        Transamerica Third Avenue Value VP
                        Transamerica U.S. Government Securities VP
                        Transamerica Value Balanced VP
                        Transamerica Van Kampen Active International Allocation VP
                        Transamerica Van Kampen Large Cap Core VP
                        Transamerica Van Kampen Mid-Cap Growth VP

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 30th day of January, 2009, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST               WESTERN RESERVE LIFE ASSURANCE
                                        CO. OF OHIO

By its authorized officer,              By its authorized officer,


By: /s/ Christopher A. Staples          By: /s/ Steven R. Shepard
    ---------------------------------       ------------------------------------
    Christopher A. Staples                  Steven R. Shepard
Title: Vice President                   Title: Senior Vice President